SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
(Amendment No. 1)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement	[ ] Confidential, for Use of the
Commission only (as permitted
by Rule 14a-6(e)(2))

[X] Definitive Proxy Statement
[   ] Definitive Additional Materials
[   ] Soliciting Material Under Rule 14a-12

Patriot National Bancorp, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The Registrant’s definitive proxy statement filed with the Securities and Exchange Commission on April 30, 2007, is hereby amended to disclose the securities ownership of Bay Pond Partners, L.P., which was inadvertently omitted from the table on page 13 entitled "Security Ownership of Certain Beneficial Owners." The table, as amended to include the information for Bay Pond Partners, L.P., is set forth below in its entirety:

	Shares of Common Stock Beneficially Owned
Beneficial Owner	Shares		Percent

5% Shareholders:

Harvey Sandler Revocable Trust 21170 NE 22nd Court North Miami Beach, FL 33180	379,772	(1)	8.0%

Donald Opatrny 30 East Elm Street Greenwich, CT 06830	376,850	(2)	8.0%

Barry C. Lewis 177 South Mountain Road New City, NY 10956	306,652	(3)	6.5%

Bay Pond Partners, L.P. c/o Wellington Hedge Management, LLC 75 State Street Boston, MA 02109	275,204	(4)	5.8%

Directors and Executive Officers named in the Summary Compensation Table:

Angelo De Caro	755,000	(5)	15.9%
John J. Ferguson	4,927		*
Brian A. Fitzgerald	3,045		*
John A. Geoghegan	9,312		*
L. Morris Glucksman	66,489	(6)	1.4%
Charles F. Howell	55,000		1.2%
Michael F. Intrieri	56,938	(7)	1.2%
Robert F. O’Connell	27,348		*
Philip W. Wolford	21,673	(8)	*
Martin Noble	1,911		*
Marcus Zavattaro	76,011		1.6%

All directors and executive officers of Patriot (13 persons)	1,083,003	(9)	22.7%
____________________

* Percentage is less than 1% of all outstanding shares of common stock.

1.
Based on a Schedule 13G/A filed by the Harvey Sandler Revocable Trust with the SEC on February 27, 2007. The Harvey Sandler Revocable Trust has sole voting and sole dispositive control over all of these shares. Mr. Sandler is the sole trustee of the trust.

2.	Based on a Schedule 13D filed by Mr. Opatrny with the SEC on October 6, 2006. Mr. Opatrny has sole voting and sole dispositive control over all of these shares.

3.
Based on a Schedule 13G filed by Mr. Lewis with the SEC on January 9, 2007. Reflects 117,703 shares held in Barry Lewis IRA Rollover Accounts, of which Mr. Lewis disclaims beneficial ownership, except to the extent of his equity interest therein, and 188,949 shares held by the Barry Lewis Revocable Living Trust.

4.
Based on a Schedule 13G filed with the SEC on April 19, 2007. The filing indicates the same shares may also be deemed to be beneficially owned by Wellington Hedge Management, LLC, Bay Pond's general partner.

5.	Includes 19,000 shares for which Mr. De Caro has sole voting power but in which he has no direct or indirect pecuniary interest.

6.
Includes 3,200 shares held by Mr. Glucksman as Trustee for Roslyn Glucksman, Mr. Glucksman’s wife; 1,000 shares owned solely by Roslyn Glucksman; 5,500 shares held by Mr. Glucksman as Trustee for Rayna Glucksman, Mr. Glucksman’s daughter; 5,500 shares held by Mr. Glucksman as Trustee for Janna Glucksman, Mr. Glucksman’s daughter; and 10,800 shares held as Trustee for other than immediate family members. Also includes 16,000 shares of common stock issuable upon exercise of stock options exercisable within 60 days after April 30, 2007.

7.
Includes 1,200 shares held in joint tenancy with Karen Intrieri, Mr. Intrieri’s wife, and 651 shares owned solely by Karen Intrieri; 600 shares held by Michael J. Intrieri, Mr. Intrieri’s son, and 1,500 shares owned jointly by father and son; and 600 shares held by Jason Intrieri, Mr. Intrieri’s son, and 1,500 shares owned jointly by father and son. Also includes 10,000 shares of common stock issuable upon exercise of stock options exercisable within 60 days after April 30, 2007.

8.
Includes 84 shares held in joint tenancy with, Regine Vantieghem, Mr. Wolford’s wife. Also includes 9,000 shares of common stock issuable upon exercise of stock options exercisable within 60 days after April 30, 2007. Includes 102 shares owned by his wife over which he disclaims beneficial ownership.

9.	Includes 35,000 shares of common stock issuable upon exercise of stock options exercisable within 60 days after April 30, 2007.